MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Bette Jo Rozsa
Manager, Media Relations	Managing Director, Investor Relations
614/716-2347	614/716-2840

FOR IMMEDIATE RELEASE

AEP REPORTS STRONG 2015 THIRD-QUARTER EARNINGS; INCREASES 2015 OPERATING EARNINGS GUIDANCE

•	Third-quarter 2015 GAAP and operating earnings $1.06 per share

•	2015 operating earnings guidance range increased and narrowed to $3.67 to $3.77 per share from $3.50 to $3.65 per share

•	Investments in regulated businesses continue to support earnings growth
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AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Third-quarter ended Sept. 30			Year-to-date ended Sept. 30
	2015	2014	Variance	2015	2014	Variance
Revenue ($ in billions):	4.4	4.2	0.2	12.8	12.6	0.2
Earnings ($ in millions):
GAAP	519	493	26	1,578	1,443	135
Operating	521	493	28	1,575	1,443	132
EPS ($):
GAAP	1.06	1.01	0.05	3.22	2.95	0.27
Operating	1.06	1.01	0.05	3.21	2.95	0.26
EPS based on 491mm shares Q3 2015, 489mm shares Q3 2014, 490mm shares YTD 2015 and 488mm shares YTD 2014.
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COLUMBUS, Ohio, Oct. 22, 2015 - American Electric Power (NYSE: AEP) today reported third-quarter 2015 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $519 million or $1.06 per share, compared with $493 million or $1.01 per share in third-quarter 2014. Operating earnings (GAAP earnings excluding special items) for third-quarter 2015 were $521 million or $1.06 per share, compared with third-quarter 2014 operating earnings of $493 million or $1.01 per share.

The difference in third-quarter 2015 GAAP earnings of $519 million and operating earnings of $521 million was due to commodity hedging within the Generation & Marketing segment.
A full reconciliation of GAAP earnings with operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“We continue to execute on our strategy of investing in our core regulated businesses to improve service to customers, while demonstrating continuous improvement in our operations. Our strong earnings performance so far this year and our ability to continue delivering results give us the confidence to raise and narrow our 2015 operating earnings guidance range to $3.67 to $3.77 per share from $3.50 to $3.65 per share. AEP’s Board of Directors voted earlier this week to boost our quarterly dividend by 3 cents to 56 cents per share, an increase of 5.7 percent annually,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“Our Transmission Holding Co. contributed 9 cents per share to earnings this quarter and remains on track to achieve an estimated 38 cents per share for the year. Net plant assets for this business grew by $1.2 billion year-over-year, an increase of 51 percent,” Akins said.
“We saw positive load growth in all major retail customer classes in the third quarter. While sales to the oil and gas sector and those related to the auto industry remain strong, other industrial sectors are under pressure due to the strong dollar and the weak global economy,” Akins said.

EARNINGS GUIDANCE
Management has increased and narrowed its 2015 operating earnings guidance range to $3.67 to $3.77 per share from the previous 2015 operating earnings guidance of $3.50 to $3.65 per share. In providing operating earnings guidance, there could be differences between operating earnings and GAAP earnings for matters such as, but not limited to, impairments or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	3Q 15	3Q 14	Variance	YTD 15	YTD 14	Variance
Vertically Integrated Utilities (a)	274	219	55	780	651	129
Transmission & Distribution Utilities (b)	113	92	21	288	279	9
AEP Transmission Holdco (c)	46	43	3	147	114	33
Generation & Marketing (d)	91	117	(26)	360	378	(18)
AEP River Operations (e)	4	11	(7)	16	17	(1)
All Other	(9)	11	(20)	(13)	4	(17)
Total GAAP Earnings	519	493	26	1,578	1,443	135

Operating Earnings	3Q 15	3Q 14	Variance	YTD 15	YTD 14	Variance
Vertically Integrated Utilities	274	219	55	780	651	129
Transmission & Distribution Utilities	113	92	21	288	279	9
AEP Transmission Holdco	46	43	3	147	114	33
Generation & Marketing	93	117	(24)	357	378	(21)
AEP River Operations	4	11	(7)	16	17	(1)
All Other	(9)	11	(20)	(13)	4	(17)
Total Operating Earnings	521	493	28	1,575	1,443	132
A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

(a) Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power and Wheeling Power.
(b) Includes Ohio Power, AEP Texas Central and AEP Texas North.
(c) Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures.
(d) Includes nonregulated generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO.
(e) Includes commercial barging operations.

Operating earnings from Vertically Integrated Utilities for third-quarter 2015 increased $55 million compared with the same period in 2014. This reflects the impact of favorable weather and rate outcomes, partially offset by reduced off-system sales and increased operations and maintenance expense.
Operating earnings from Transmission & Distribution Utilities for third-quarter 2015 increased $21 million compared with the same period in 2014, primarily because of an unfavorable regulatory provision recorded in the third quarter of 2014.
Operating earnings from AEP Transmission Holdco for third-quarter 2015 increased $3 million compared with the same period in 2014, largely due to increased transmission-related investment, partially offset by higher property taxes and an increase in expenses related to the Electric Transmission Texas joint venture.
Operating earnings from Generation & Marketing for third-quarter 2015 decreased $24 million compared with the same period in 2014, primarily from reduced capacity revenue, partially offset by favorable hedging activity and lower operations and maintenance expense.
Operating earnings from AEP River Operations for third-quarter 2015 decreased $7 million compared with the same period in 2014, primarily due to a loss incurred in a transportation-related equity investment.
Operating earnings from All Other for third-quarter 2015 decreased $20 million compared with the same period in 2014, primarily due to an increase in reserves for our captive insurance program as well as the impact of a prior year tax adjustment.

WEBCAST
American Electric Power’s quarterly conference call with financial analysts and investors will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/webcasts.
The call will be archived on http://www.aep.com/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.
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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to nearly 5.4 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 32,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a more than 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.
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AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide another representation of the company’s performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP’s Board of Directors.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP’s service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP’s ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of competition, including competition for retail customers; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, or additional regulation of fly ash and similar combustion products that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas and capacity auction returns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; the transition to market for generation in Ohio, including the implementation of ESPs and AEP’s ability to recover investments in its Ohio generation assets; AEP’s ability to successfully and profitably manage its separate competitive generation assets; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 3rd Quarter 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		274.0	113.0	46.0	91.0	4.0	(9.0)	519.0	$1.06

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	—	—	—	2.0	—	—	2.0	$—

Total Special Items		—	—		2.0	—	—	2.0	$—

Operating Earnings		274.0	113.0	46.0	93.0	4.0	(9.0)	521.0	$1.06

Financial Results for the 3rd Quarter 2014
Reconciliation of GAAP to Operating Earnings

		2014
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		219.0	92.0	43.0	117.0	11.0	11.0	493.0	$1.01

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	—	—	—	—	—	—	—	$—

Total Special Items		—	—		—	—	—	—	$—

Operating Earnings		219.0	92.0	43.0	117.0	11.0	11.0	493.0	$1.01

(a)		Reflected in Revenues and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ending September 30
ENERGY & DELIVERY SUMMARY	2015	2014	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	9,019	8,505	6.0%
Commercial	7,008	6,743	3.9%
Industrial	8,882	8,962	(0.9%)
Miscellaneous	616	608	1.3%
Total Retail	25,525	24,818	2.8%

Wholesale Electric (in millions of kWh): (a)	6,577	8,632	(23.8%)

Total KWHs	32,102	33,450	(4.0%)

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	7,590	7,194	5.5%
Commercial	7,033	6,796	3.5%
Industrial	5,665	5,489	3.2%
Miscellaneous	194	187	3.7%
Total Retail (b)	20,482	19,666	4.1%

Wholesale Electric (in millions of kWh): (a)	497	575	(13.6%)

Total KWHs	20,979	20,241	3.6%

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

(b) Represents energy delivered to distribution customers.

American Electric Power

Financial Results for Year-to-Date 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		780.0	288.0	147.0	360.0	16.0	(13.0)	1,578.0	$3.22

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	—	—	—	(3.0)	—	—	(3.0)	$(0.01)

Total Special Items		—	—		(3.0)	—	—	(3.0)	$(0.01)

Operating Earnings		780.0	288.0	147.0	357.0	16.0	(13.0)	1,575.0	$3.21

Financial Results for Year-to-Date 2014
Reconciliation of GAAP to Operating Earnings

		2014
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		651.0	279.0	114.0	378.0	17.0	4.0	1,443.0	$2.95

Special Items
Mark-to-Market Impact of Economic Hedging Activities	(a)	—	—	—	—	—	—	—	$—

Total Special Items		—	—		—	—	—	—	$—

Operating Earnings		651.0	279.0	114.0	378.0	17.0	4.0	1,443.0	$2.95

(a)		Reflected in Revenues and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Nine Months Ending September 30
ENERGY & DELIVERY SUMMARY	2015	2014	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	26,070	26,126	(0.2%)
Commercial	19,315	18,980	1.8%
Industrial	26,178	26,319	(0.5%)
Miscellaneous	1,739	1,740	(0.1%)
Total Retail	73,302	73,165	0.2%

Wholesale Electric (in millions of kWh): (a)	20,748	27,418	(24.3%)

Total KWHs	94,050	100,583	(6.5%)

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	20,486	20,280	1.0%
Commercial	19,320	19,012	1.6%
Industrial	16,754	16,262	3.0%
Miscellaneous	532	540	(1.5%)
Total Retail (b)	57,092	56,094	1.8%

Wholesale Electric (in millions of kWh): (a)	1,460	1,727	(15.5%)

Total KWHs	58,552	57,821	1.3%

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

(b) Represents energy delivered to distribution customers.